                                                                      Exhibit 11



                           FIRST HEALTH GROUP CORP.
               COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE






                                               Year Ended December 31,
                                               ----------------------

                                           1995         1996         1997
                                        -----------  -----------  -----------


  Net Income .........................  $66,537,000  $78,995,000   $7,075,000
                                        ===========  ===========  ===========

  Weighted average number of common
   shares outstanding:

  Shares outstanding from beginning of
   period ............................   34,034,000   34,635,000   33,697,000
  Purchase of treasury stock .........      (59,000)    (610,000)  (1,346,000)
  Other issuances of common stock ....      340,000      418,000      173,000

  Common share equivalents:

  Assumed exercise of common stock
   options ...........................      808,000      801,000      892,000
                                        -----------  -----------  -----------


  Weighted average common and common
   share equivalents .................   35,123,000   35,244,000   33,416,000
                                        ===========  ===========  ===========


  Net income per share ...............  $      1.89  $      2.24  $       .21
                                        ===========  ===========  ===========

                                                                      Exhibit 11





                           FIRST HEALTH GROUP CORP.
                COMPUTATION OF BASIC EARNINGS PER COMMON SHARE




                                                   Year Ended December 31,
                                         1995              1996               1997
                                      -----------       -----------        -----------

Net Income .........................  $66,537,000       $78,995,000         $ 7,075,000
                                      ===========       ===========         ===========

Weighted average number of common
 shares outstanding:

Shares outstanding from beginning of
 period ............................   34,034,000        34,635,000          33,697,000
Purchase of treasury stock .........      (59,000)         (610,000)         (1,346,000)
Other issuances of common stock ....      340,000           418,000             173,000
                                      -----------       -----------         -----------



Weighted average common and common
 share equivalents .................   34,315,000        34,443,000          32,524,000
                                      ===========       ===========         ===========

Net income per share ...............  $      1.94       $     2 .29         $       .22
                                      ===========       ===========         ===========